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                                                                     EXHIBIT 4.p

                       AMENDMENT NO. 10 TO SECOND AMENDED
                    AND RESTATED LOAN AND SECURITY AGREEMENT

         Amendment No. 10, dated February 19, 2004, by and among Congress Financial Corporation (Central), in its capacity as agent (in such capacity, "Agent") acting for and on behalf of Lenders (as hereinafter defined), Huffy Corporation ("Huffy"), Huffy Service First, Inc. ("HSFI"), American Sports Design Company ("American"), Gen-X Sports Inc., formerly known as HSGC, Inc. ("Gen-X") and Gen-X Sports Canada Inc., as successor by amalgamation with HSGC Canada, Inc. ("Canadian Borrower" and together with Huffy, HSFI, American and Gen-X, each individually, a "Borrower" and collectively, the "Borrowers"), Huffy Risk Management, Inc. ("HRMI"), HCAC, Inc., formerly known as True Temper Hardware Company ("HCAC"), Hufco-Delaware Company, formerly known as Gerry Baby Products Company ("Hufco-Delaware"), Huffy Sports, Inc., formerly known as Gerry Wood Products Company ("Huffy Sports"), McCalla Company ("McCalla"), Creative Retail Services, Inc. ("Creative"), Creative Retail Services (Canada), Inc. ("Creative Canada"), Gen-X Sports Outlet Inc., formerly known as 1489055 Ontario Limited ("Outlet"), Tommy Armour Golf Company ("Armour"), Lamar Snowboards Inc. ("Lamar"), Gen-X Sports Sarl ("Gen-X Swiss"), Gen-X Sports Ltd. ("Limited"), First Team Sports, Inc. ("First Team"), Hespeler Hockey Holding, Inc. ("Hespeler"), and Lehigh Avenue Property Holdings, Inc. ("Lehigh" and together with HRMI, HCAC, Hufco-Delaware, Huffy Sports, McCalla, Creative, Creative Canada, Outlet, Armour, Lamar, Gen-X Swiss, Limited, First Team and Hespeler, each individually a "Guarantor" and collectively, "Guarantors").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2002, by and among Agent, Borrowers, Guarantors and the financial institutions from time to time parties thereto as lenders ("Lenders"), whether by execution thereof or of an Assignment and Acceptance, as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of November 20, 2002, Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of December 31, 2002, Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated as of January 31, 2003, Amendment No. 4 to Second Amended and Restated Loan and Security Agreement, dated March 14, 2003, Amendment No. 5 to Second Amended and Restated Loan and Security Agreement, dated May 2, 2003, Amendment No. 6 to Second Amended and Restated Loan and Security Agreement, dated May 9, 2003, Amendment No. 7 to Second Amended and Restated Loan and Security Agreement, dated as of July 7, 2003, Amendment No. 8 to Second Amended Loan and Security Agreement, dated July 31, 2003 and Amendment No. 9 to Second Amended Loan and Security Agreement, dated January 15, 2004 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or

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related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements");

         WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement and Agent and Lenders are willing to agree to such requests, subject to the terms and conditions contained herein; and

         WHEREAS, by this Amendment No. 10, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

         1. Definitions.

                  (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below:

                           (i) "Amendment No. 10" shall mean this Amendment No.
10 to Second Amended and Restated Loan and Security Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                           (ii) "Special Charge" shall mean the one-time charges
against earnings in an aggregate amount not to exceed US$5,300,000, as previously itemized to Lenders, taken by Huffy and its subsidiaries with respect to the fiscal quarter ended December 31,2003.

                  (b) Interpretation. For purposes of this Amendment No. 10, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

         2. EBITDA. Section 9.23(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "(a) As of the last day of each fiscal month of Huffy and its Subsidiaries, the EBITDA of Huffy and its Subsidiaries for the immediately preceding twelve (12) consecutive month period shall be not less than the amount indicated for such month on Exhibit A hereto provided, however, that EBITDA shall be calculated for the periods from December 31, 2003 through and including November 30, 2004, without taking account of the Special Charge. For purposes of this Section 9.23, the calculation of EBITDA shall also be made without taking account of any scheduled payments by Borrowers made in respect of the settlement of certain claims against Washington Inventory Service, formerly an Affiliate of Huffy (the "WIS Payments")."

         3. Mandatory Prepayments. Notwithstanding Section 12(b)(i) of Amendment No. 4 or any provision of any other Financing Agreements to the contrary, any Business Unit Sale

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with respect to HSFI or the sale of any Term Loan Priority Collateral shall, in either case, require the prior written consent of Term Loan Lender.

         4. Additional Representations, Warranties and Covenants. Each Borrower and Guarantor, jointly and severally, represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Agent or any Lender to
Borrowers:

                  (a) No Event of Default and no event, act or condition which with notice or passage of time or both would constitute an Event of Default, exists or has occurred as of the date of this Amendment No. 10; and

                  (b) This Amendment No. 10 has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their respective terms.

         5. Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to the satisfaction of each of the following, in a manner satisfactory to Agent and its counsel:

                  (a) Agent shall have received this Amendment No. 10 duly authorized, executed and delivered by the parties hereto;

                  (b) No Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred; and Agent shall have received an original of this Amendment No 10, duly authorized, executed and delivered by each of the parties hereto.

         6. Amendment Fee. In consideration of the amendment set forth herein Borrowers shall (a) on the date hereof, pay to Agent or Agent, at its option, may charge the account of Borrowers maintained by Agent, a fee in the amount of the US Dollar Equivalent US$225,000, the US Dollar Equivalent US$112,500 of which shall be for the account of Revolving Loan Lenders, and the US Dollar Equivalent of US$112,500 of which shall be for the sole account of Term Loan Lender, which fee is fully earned as of the date hereof and shall constitute part of the Obligations, and (b) on February 27, 2004, pay to Agent or Agent, at its option, may charge the account of Borrowers maintained by Agent, a fee in the amount of the US Dollar Equivalent of US$225,000, the US Dollar Equivalent of US$112,500 of which shall be for the account of Revolving Loan Lenders, and US Dollar Equivalent US$112,500 of which shall be for the sole account of Term Loan Lender, which fee shall be fully earned as of the date hereof and shall constitute part of the Obligations.

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         7. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 10 or with respect to the subject matter of this Amendment No. 10. To the extent of conflict between the terms of this Amendment No. 10 and the other Financing Agreements, the terms of this Amendment No. 10 shall control. The Loan Agreement and this Amendment No. 10 shall be read and construed as one agreement.

         8. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 10.

         9. Governing Law. The validity, interpretation and enforcement of this Amendment No. 10 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

         10. Binding Effect. This Amendment No. 10 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         11. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 10.

         12. Counterparts. This Amendment No. 10 may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute but one and the same agreement. In making proof of this Amendment No. 10, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 10 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 10. Any party delivering an executed counterpart of this Amendment No. 10 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 10, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 10 as to such party or any other party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be executed on the day and year first written.

                                         Very truly yours,

                                         HUFFY CORPORATION
                                         By:__________________________

                                         Title: Treasurer

                                         AMERICAN SPORTS DESIGN
                                            COMPANY
                                         GEN-X SPORTS INC.

                                         By:____________________________

                                         Title: Treasurer

                                         GEN-X SPORTS CANADA INC.

                                         By:____________________________

                                         Title: Treasurer

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS:

CREATIVE RETAIL SERVICES
  (CANADA), INC.
FIRST TEAM SPORTS, INC.
GEN-X SPORTS LTD.
GEN-X SPORTS OUTLET INC.
HCAC, INC.
HESPLER HOCKEY HOLDING, INC.
HUFCO-DELAWARE COMPANY
HUFFY SERVICE SOLUTIONS, INC.
HUFFY SPORTS, INC.
LAMAR SNOWBOARDS INC.
LEHIGH AVENUE PROPERTY
     HOLDINGS, INC.
McCALLA COMPANY

TOMMY ARMOUR GOLF COMPANY

By:___________________________

Title: Treasurer

GEN-X SPORTS SARL

By:___________________________

Title: Manager

HUFFY RISK MANAGEMENT, INC.

By:___________________________

Title: Treasurer

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT:

CONGRESS FINANCIAL CORPORATION
  (CENTRAL), as Agent

By:________________________________

Title:_____________________________

US LENDERS:

CONGRESS FINANCIAL CORPORATION

  (CENTRAL)

By:________________________________

Title:_____________________________

GMAC COMMERCIAL FINANCE

By:________________________________

Title:_____________________________

LASALLE BUSINESS CREDIT, LLC

By:______________________________

Title:_____________________________

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

CANADIAN LENDERS:

CONGRESS FINANCIAL CORPORATION
  (CANADA)

By:________________________________

Title:_____________________________

ABN AMRO BANK N.V., CANADA BRANCH

By:________________________________

Title:_____________________________

GMAC COMMERCIAL FINANCE
  CORPORATION - CANADA
By:________________________________

Title:_____________________________

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TERM LOAN LENDER:

ABLECO FINANCE LLC, on its behalf and
on behalf of its Affiliate assigns

By:________________________________

Title:_____________________________